                           SOFTWARE LICENSE AGREEMENT

This SOFTWARE LICENSE AGREEMENT ("Agreement") is made effective the Effective
Date written on the signature page herein, and in consideration of the covenants, representations, and warranties set forth herein and other good and valuable consideration, between MB Software Solutions, Inc., a Texas corporation having its principal place of business at 2225 East Randol Mill Road Suite 305 in Arlington, TX 76011-6306 ("Licensor") and InnerSpace Corporation, a Delaware
corporation having its principal place of business at 201 Allen Road, NE Suite
310 in Atlanta, GA 30328-4864 ("Licensee") as follows:

                                    RECITALS

Licensor owns the collection of computer programs known as OneClaim(R)Plus
("Licensed Programs") and all user documentation relating to the Licensed
Programs ("User Documentation"). The Licensed Programs in object code form and
User Documentation comprise the "Licensed Software."

Licensor and Licensee have entered into that certain Software Source Code
License Agreement of even date herewith which entitles Licensee to use and modify source code of the License Programs and to use and modify its User
Documentation and to exercise certain license rights with respect to the
Licensed Software as set forth therein.

Prior to completing the OneClaim(R)Plus Upgrade Tasks described in the Software
Source Code License Agreement and offering the Modifications to its Clients as therein described, Licensee desires to acquire a license to sublicense two copies of the Licensed Programs, with the rights to install one copy of the
Licensed Programs on a computer system at a customer site of Licensee's choosing, to host the remaining copy on a server for use by Licensee's customers via the Internet, World Wide Web or Virtual private network, and to exercise certain license rights with respect to the Licensed Software as set forth below.

The parties hereto hereby agree as follows:

1.      LICENSE
Licensor grants to Licensee a non-exclusive license to use the Licensed Software as specified herein in object code form during the Term of this Agreement. The
Licensed Software shall be operated exclusively by Licensee and its employees, contractors or agents on no more than one microcomputer running only one copy of the Licensed Programs, and on one microcomputer network server running only one copy of the Licensed Programs. Licensee shall have the right to make the
Licensed Software available to its client(s) on such single microcomputer or microcomputer server. Licensee shall not allow any others to have access to the
Licensed Software, either directly or indirectly, except pursuant to end user license agreements, and shall not make or allow others to make copies or reproductions of the Licensed Software in any form other than for back-up purposes. Licensee is solely responsible for, and will take all reasonable measures necessary to insure that the confidential and proprietary nature of the
Licensed Programs is maintained.

2.      TERM AND TERMINATION OF AGREEMENT
This Agreement is effective upon the Effective Date and will remain in force in perpetuity, unless terminated as provided below ("Term"). Upon the occurrence of any of the events set forth below ("Events of Default"), Licensor shall have the right to terminate this Agreement by giving written notice of termination, such termination being effective with the giving of such notice: (i) Nonpayment of any amount payable to Licensor that is continuing then (10) calendar days after
Licensor gives Licensee written notice of such nonpayment; (ii) breach by
Licensee of any covenant (other than a payment breach referred to in clause (i)
above) or any representation or warranty contained in this Agreement that is continuing sixty (60) calendar days after Licensor gives Licensee written notice of such breach; provided that if Licensee, using its best efforts, cannot cure such breach within the flat sixty (60) days, the cure period shall be extended by an additional sixty (60) calendar days, the total cure period not to exceed one hundred twenty (120) days; or (iii) Licensee fails to comply with the terms of the license granted under Article 1 hereof and such noncompliance is

Licensor's Initials _______   page 1 of 10 pages   Licensee's Intitials _______

continuing thirty (30) calendar days after Licensor gives Licensee notice of such noncompliance. Upon termination of this Agreement by Licensor, Licensee forfeits and forgoes all license rights with respect to the Licensed Software and shall furnish Licensor an affidavit certifying that all copies of the
Licensed Software have been returned to Licensor, or destroyed, and Licensed
Software no longer will be in any use by Licensee or any Licensee's client, customer or sublicensee.

3.      PAYMENT
Licensee agrees to pay to Licensor a License Fee in the amount of $15,000.00, of which $10,000 is payable upon execution of this Agreement, and $5,000 is payable on December 15, 2001. In addition, Licensee shall pay any sales or other taxes levied on, or measured by, such payment, or arising from the use of the Licensed
Software and any parts or maintenance supplied, including without limitation, any additional sales, use, gross receipts, privilege, excise and personal property taxes unless specified otherwise herein.

Licensee also agrees to pay to Licensor all reasonable and actual travel and lodging expenses associated with any training or other visits by Licensor's employee(s) within 15 days of submission of the related Expense Report. Licensee will provide Licensor's employee(s) with suitable airline transportation ticket(s) in advance for travel it approves in support of this Agreement.

4.      TITLE
Title and all ownership rights to the Licensed Software and its copyrights are and shall remain in Licensor. Licensee agrees to maintain the confidential and proprietary nature of the Licensed Software provided by Licensor. Licensee shall require that any of its client(s) or sublicensees using the Licensed Software, acknowledge in writing Licensor's title and the confidential and proprietary nature of the Licensed Software. Licensor reserves all rights not specifically granted herein.

5.      PERMISSION TO COPY LICENSED SOFTWARE
Licensee is hereby granted permission to make or posses up to two (2) copies of the Licensed Software for backup purposes. Licensee agrees to reproduce and include the copyright notices of Licensed Software on all copies, in whole or in part, in any form, including partial copies or modifications of Licensed
Software made hereunder. All copies of the Licensed Software made under this
Agreement shall become the property of Licensor subject to the terms of any end-user sublicense agreements into which Licensee has entered. This does not imply that Licensor owns the media upon which the permitted copies are made.

6.      DELIVERY
Contemporaneously with the execution of this Agreement, Licensor shall deliver to Licensee one copy of the Licensed Software.

7.      WARRANTIES AND REPRESENTATIONS
Licensor represents and warrants to Licensee that (a) Licensor is a corporation duly organized, validly existing and in good standing under the laws of Texas, and has all requisite corporate power and authority to execute, deliver and perform this Agreement; (b) this Agreement, when executed and delivered by
Licensor, will be the legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms; (c) the execution, delivery and performance of this Agreement by Licensor does not conflict with, or constitute a breach or default under, (i) the charter documents of Licensor,
(ii) any law, order, judgment or governmental rule or regulation applicable to
Licensor, or (iii) any provision of any agreement, contract, commitment or instrument to which Licensor is a party; and the execution, delivery and performance of this Agreement by Licensor does not require the consent, approval or authorization of, or notice or declaration to or filing or registration with, any governmental or regulatory authority; (d) Licensor owns full right, title and interest in and to the Licensed Software; and (e) Licensor has not received any written notice that the Licensed Software infringes the proprietary rights of any third party.

Licensor's Initials _______   page 2 of 10 pages   Licensee's Intitials _______

Licensee represents and warrants to Licensor that (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of
Delaware, and has all requisite corporate power and authority to execute, deliver and perform this Agreement; (b) this Agreement, when executed and delivered by Licensee, will be the legal, valid and binding obligation of
Licensee, enforceable against Licensee in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by Licensee does not conflict with, or constitute a breach or default under, (i) the charter documents of Licensee, (ii) any law, order, judgment or governmental rule or regulation applicable to Licensee, or (iii) any provision of any agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or authorization of, or notice or declaration to or filing or registration with, any governmental or regulatory authority.

8.      ADDITIONAL TERMS AND CONDITIONS
The additional terms and conditions set out in Exhibit 1, Exhibit 2, and Exhibit
3, attached hereto, are incorporated into this Agreement and are an integral part hereof.

9.      REQUIREMENT OF LICENSED SOFTWARE SUPPORT AND MAINTENANCE SERVICE AGREEMENT
As an integral aspect of this Software License Agreement, Licensee shall execute and maintain a Software Support and Maintenance Service Agreement in the form and substance of Exhibit 1 attached hereto and made a part hereof. Termination of this License Agreement shall forthwith terminate the Software Support and
Maintenance Services Agreement.

10. CONFIDENTIAL AND PROPRIETARY INFORMATION
Licensee hereby acknowledges that the Licensed Software contains confidential and proprietary information belonging exclusively to Licensor or such third party as may be identified on the Licensed Software or applicable Documentation
("Confidential & Proprietary Information"). Confidential & Proprietary
Information does not include: (i) information already known or independently developed by the Licensee outside the scope of this relationship by personnel not having access to any Confidential & Proprietary Information; (ii)
information in the public domain through no wrongful act of the Licensee, or
(iii) information received by the Licensee from a third party who was free to disclose it. With respect to the Confidential & Proprietary Information, and except as expressly authorized herein, the Licensee hereby agrees that during the Term and at all times thereafter it shall not use, commercialize or disclose such Confidential & Proprietary Information to any person or entity, except to its own agents, employees or third parties having a "need to know" (and who themselves are bound by similar nondisclosure restrictions); provided that all such recipients shall have first executed a confidentiality agreement containing substantially similar terms . Neither the Licensee nor any recipient shall: (i)
alter or remove from any Licensed Product or associated Documentation any proprietary, copyright, trademark or trade secret legend, or (ii) attempt to decompile, disassemble or reverse engineer the Licensed Product or other
Confidential & Proprietary Information (and any information derived in violation of such covenant shall automatically be deemed Confidential & Proprietary
Information owned exclusively by Licensor) except in accordance with the terms of the Software Source Code License Agreement of even date herewith. The
Licensee and its personnel shall use at least the same degree of care in safeguarding the Confidential & Proprietary Information as it uses in safeguarding its own confidential information, but in no event shall less than due diligence and care be exercised. Upon termination, Licensee shall return or destroy all Confidential & Proprietary Information in its possession or control and cease all further use thereof. Licensee acknowledges that violation of the provisions of this Section would cause irreparable harm to Licensor not adequately compensable by monetary damages. In addition to other relief, it is agreed that injunctive relief shall be available to prevent any actual or threatened violation of such provisions.

11.     ASSIGNMENT
This Agreement can be transferred or assigned by either of the parties upon written notice from the assigning party to the non-assigning party.

Licensor's Initials _______   page 3 of 10 pages   Licensee's Intitials _______

12.     DISCLAIMER OF WARRANTY AND LIMITATION OF LICENSOR'S LIABILITY
Licensor makes no warranties with respect to the Licensed Software except that the media upon which the Licensed Software is distributed shall be machine-readable. The sole obligation of Licensor in this regard shall be replacement of defective media during the thirty- (30) day period following delivery of the Licensed Software hereunder. THE FOREGOING LICENSOR
REPRESENTATION AND WARRANTY IS IN LIEU OF ALL OTHER REPRESENTATIONS OR
WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT
SHALL LICENSOR BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING,
WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION,
LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF
OR INABILITY TO USE THIS LICENSED SOFTWARE.

13.     ENTIRE AGREEMENT
This Agreement constitutes the entire agreement between the Licensor and
Licensee. It is intended as a complete and exclusive statement of the terms of their Agreement. No agent, employee, or representative of Licensor has any authority to bind Licensor to any affirmation, representation or warranty concerning the product(s) sold under this Agreement, unless the same is included within this written Agreement. This Agreement may be modified or rescinded only by a written instrument signed by the parties hereto or by their duly authorized agents.

14.     NOTICES
Notices hereunder  will be delivered and effective as follows:
        (a) Every notice required or contemplated by this Agreement to be given by either Party may be delivered in person or may be sent by courier, telecopy, express mail, telex, telegraph or postage prepaid certified or registered air mail, addressed to the Party for whom it is intended, at the address of each Party's principal place of business first shown above and directed to the person executing this Agreement.
        Either Party may change its addressee or address for notice by giving notice to the other Party of the change.
        (b) Any written notice will be effective no later than the date actually received.
        (c) Unless otherwise provided in this Agreement, notice by courier, express mail, certified mail, or registered mail will be effective on the date it is officially recorded as delivered by return receipt or equivalent and in the absence of such record of delivery it will be irrefutably presumed to have been delivered on the fifth business day after it was deposited, first-class postage prepaid, in the United
        States Mail.
        (d) Notice by telex or telegraph will be deemed given at the time it is recorded by the carrier in the ordinary course of business as having been delivered, but in any event no later than one business day after dispatch.
        (e) Notice not given in writing will be effective only if acknowledged in writing by a duly authorized officer of the Party to whom it was given.
        (f) As used in this Section 13, a reference to a particular date means the date itself, if a business day, otherwise the first business day after the date.

15.     EFFECT OF PARTIAL INVALIDITY
If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then:

        (a) the validity and enforceability of all provisions of this Agreement, not ruled to be invalid or unenforceable, will be unaffected;
        (b) the effect of the ruling will be limited to the jurisdiction of the court or other government body making the ruling;
        (c) the provision(s) held wholly or partly invalid or unenforceable will be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the Parties'
        intent as manifested herein; and
        (d) if the ruling, and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question as originally set forth in this Agreement will be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

Licensor's Initials _______   page 4 of 10 pages   Licensee's Intitials _______

16.     BUSINESS JUDGMENT
In any circumstance where this Agreement provides for either Party to make a determination in its judgment, that judgment will be conclusive and binding, regardless of any allegation of malice or bad faith on the part of that Party, unless it be shown by clear and convincing evidence that a prudent person in the management of his or her own affairs could not have made the judgment in question in the same circumstances.

17.     CHOICE OF LAW, JURISDICTION AND VENUE
This Agreement will be interpreted and enforced in accordance with the laws of the State of Texas applicable to agreements made and performed entirely in that state by Persons domiciled therein. Wherever a term defined by the Uniform
Commercial Code is used in this Agreement, the definition contained in the Code as adopted in the State of Texas as effective and in force on the date of this
Agreement shall control. Suit to enforce this Agreement or any provision thereof will be brought exclusively in the state or federal courts located in Tarrant
County in the State of Texas.

18.     ATTORNEY'S FEES
If litigation or other action is commenced between the Parties concerning any dispute arising out of or relating to this Agreement, the prevailing Party in any contested ancillary proceeding relating to the action (e.g., motions to transfer, to compel discovery, etc.) and the prevailing Party in the action itself will be entitled, in addition to any other award that may be made, to recover all court costs or other official costs and all reasonable expenses associated with the ancillary proceeding or action, including without limitation reasonable attorney's fees and expenses.

19.     NO WAIVER
The failure of either Party at any time to require performance by the other
Party of any provision of this Agreement shall in no way affect the right of such Party to require performance of that provision. Any waiver by either Party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

20.     BINDING ON SUCCESSORS
This Agreement will be binding upon and inure to the benefit of the Parties and their successors and assigns.

21.     SECTION HEADINGS
The article headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this
Agreement.

22.     COUNTERPARTS
This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates any of which may be executed by less than all of the Parties, provided that each Party executes at least one such duplicate. The
Parties stipulate that a photostatic copy of an executed original will be admissible in evidence for all purposes in any proceeding as between the
Parties.

Licensor's Initials _______   page 5 of 10 pages   Licensee's Intitials _______

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

ACCEPTED BY LICENSOR:                                LICENSEE:

MB SOFTWARE SOLUTIONS, INC.                          INNERSPACE CORPORATION

By:/s/ Scott A. Haire                                By:/s/ Robert D. Arkin

Name:           Scott A. Haire                       Name:  Robert D. Arkin
Title:          Chairman                             Title: Chief Executive Officer
Effective Date: November 14, 2001                    Date:  November 14, 2001

SALES AGENT:

         Robert E. Gross
         725 Winter Wind Way
         Roswell, GA  30075-1853

                               page 6 of 10 pages

Exhibit 1 to Software License Agreement

               SOFTWARE SUPPORT AND MAINTENANCE SERVICES ADDENDUM

A.       SOFTWARE SUPPORT AND MAINTENANCE SERVICES
Subject to terms and conditions set forth below, Licensor agrees to provide and
Licensee agrees to purchase Software Support and Maintenance Services, with respect to the Licensed Programs. In providing Software Support and Maintenance
Services to the Licensee, Licensor agrees to perform the following:

        o Provide remote technical assistance and consultation to Licensee with respect to use of Licensed Programs. This requires remote
          communication capabilities provided by Licensee's hardware vendor

        o Provide two continuous days of training in Florida for up to three persons designated by Licensee.

        o Provide the services of Robert Tapales for two continuous days of training in Honolulu, Hawaii at the offices of Health Unified, Inc., once the License Fee is paid in full.

Any assistance required to fulfill Licensor's obligations under this Agreement will be provided at no additional charge unless such assistance is found to be the result of hardware failure, user error, neglect or negligence. Assistance required as a result of such failure, user error, neglect or negligence will be compensated by the Licensee at Licensor's standard hourly rate then in effect, plus reasonable expenses for transportation, meals and lodging that are preapproved by Licensee and away from Licensor's principal place of business.

B.       ACCESS TO LICENSED PROGRAMS
Licensee shall provide Licensor with remote access to the installed Licensed
Programs and its affiliated hardware during regular business hours, and for reasonable periods of time, for the purpose of testing, identification of defects, and installation of any Licensed Software changes, fix or upgrade.
Licensor will exercise best efforts to coordinate with Licensee an appropriate schedule to perform service and support so as to minimize the operational impact to Licensee's operations. In appropriate circumstances, at the sole discretion of Licensor, changes, fixes or upgrades may be delivered through appropriate magnetic media, electronically transmitted or delivered through a representative of Licensor. Licensee must obtain, install and maintain a current version of
Symantec Inc.'s pcAnywhere remote access software and a compatible communications modem capable at least 56kb transmission speed. A telecommunications line (dial up or Internet) must be maintained and available to support external communications from Licensee's microcomputer running the
Licensed Programs to computer equipment operated by Licensor's Support
Representative.

C.       EXCLUDED SERVICE
Licensor is not obligated to provide service under this Agreement necessitated by vandalism, theft, misuse, neglect, acts of third parties, fire, water, casualty, act of God, mob violence, labor disputes, malfunction of affiliated equipment, unauthorized modification of the Licensed Software, electrical failure, accidents, or from other causes unrelated to the ordinary operation of the Licensed Software. This Agreement is void if service is performed on the
Licensed Software by individuals not authorized by Licensor, or if attempts are made to modify the Licensed Software or use the Licensed Software in a manner not set out in the instruction manual or this Agreement. Should it be necessary to perform services outlined in this Agreement at the Licensee's site, Licensee shall be responsible for actual out-of-pocket expenses incurred in travel and per-diem. Service is defined as any act or attempt to install, deliver, change, repair, adjust, update, train or any other act requiring a credentialed, manufacturer trained technician. All administrative access, adjustments, setups, are part of the unique features of the Licensed Software and are within the allowable functions of the Licensee's system administrator. It is expected that
Licensee's system administrator receives all Licensor provided application training. Support services will only be provided to designated individuals that have received application training from Licensor.

D.       TERM
The Term for Software Support and Maintenance Services shall commence on the
Effective Date, as specified herein, and shall continue for one year. Unless terminated according to provisions herein. The Term for Software Support and
Maintenance Service shall be renewable for successive one-year periods by
Licensor's acceptance of Licensee's payment of the then current Annual Fee for
Maintenance and Support Services.

Licensor's Initials _______   page 7 of 10 pages   Licensee's Intitials _______

Exhibit 1 to Software License Agreement

E.       TERMINATION
Licensor may terminate this Agreement at any time if the Licensee shall fail to make any required Software Support and Maintenance Services fee payment, pursuant to the payment terms set forth above.

F.       SOFTWARE SUPPORT AND MAINTENANCE SERVICES FEES
Following the first anniversary of the Effective Date, the Licensee is under no obligation to pay an Annual Fee for Software Support and Maintenance Services
and Licensor is under no obligation to provide Software Support and Maintenance
Services.

G.       RESPONSE TIME
Licensor guarantees a best efforts attempt regarding the response time to a service call from the Licensee. Licensor will respond to service calls in the order received and will make every effort to respond within the timeframes specified in "Exhibit 2", Software Maintenance Support Policy. Licensor,
however, has established a priority coding system for each problem reported.
Details as to the priority levels can be found on "Exhibit 2" of this Agreement.

H.       EXCUSED PERFORMANCE
Licensor shall not be liable for any failure to perform or delayed performance of any obligation under the Agreement if such performance is prevented, hindered or delayed by reason of any cause beyond the reasonable control of Licensor, including, without limitation, any labor dispute, strike or other industrial disturbance, act of God, flood, shortage of materials from various manufacturers, earthquakes, hurricanes, casualty, war, act of public enemy, riot, insurrection, embargo law, blockage, action, restriction and regulation or order of any government, government agency or subdivision thereof.

I.       WARRANTY
Licensor warrants that it will provide the Software Support and Maintenance
Services described in section A of this Software Support and Maintenance Service
Addendum and replace any defective licensed programs in a prompt and professional manner, THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTIES, WHETHER
EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTY OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN THE EVENT OF ANY BREACH
OF THE WARRANTY CONTAINED IN THIS SECTION, LICENSOR'S SOLE RESPONSIBILITY SHALL
BE TO PERFORM WHATEVER SERVICES ARE NECESSARY TO CORRECT PROBLEMS WITH ANY
LICENSED PROGRAM SO THAT IT CONFORMS WITH ITS PUBLISHED PRODUCT SPECIFICATIONS.

J.       LIMITATION OF LIABILITY
IN THE EVENT OF ANY BREACH OF THIS AGREEMENT BY THE LICENSOR (INCLUDING, WITHOUT
LIMITATION, ANY BREACH OF THE WARRANTY CONTAINED IN SECTION J.), LICENSOR SHALL
NOT BE LIABLE FOR DAMAGES IN ANY AMOUNT EXCEEDING THE CHARGES PAID BY THE
LICENSEE TO LICENSOR FOR SERVICES UNDER THIS SOFTWARE SUPPORT AND MAINTENANCE
SERVICES ADDENDUM. IN NO EVENT SHALL LICENSOR BE LIABLE FOR INCIDENTAL DAMAGES,
CONSEQUENTIAL DAMAGES, LOST DATA, LOSS OF USE OF THE EQUIPMENT, OR LOST PROFITS,
NOTWITHSTANDING THE FACT THAT LICENSOR MAY HAVE BEEN ADVISED OF THE POSSIBILITY
OF SUCH DAMAGES.

Licensor's Initials _______   page 8 of 10 pages   Licensee's Intitials _______

Exhibit 2 to Software License Agreement

                  SOFTWARE MAINTENANCE SUPPORT POLICY ADDENDUM

The Priority Level Codes below identify the priority levels assigned to each software error reported into Licensor's Support Center by Licensee organizations.

Priority Level 1 - Urgent

A software error that renders the entire system inoperable. Telephone response will occur within thirty (30) minutes of Licensee's support call into the
Licensor support phone line, so long as Licensee remains on hold within the queue. Technical Resources (in the form of personnel and, if necessary, applications) are assigned and remedial work will begin within one (1) hour.
Resources will continue to work on the problem during normal business hours until the problem is resolved. Average resolution time is usually less than 8 hours.

Priority Level 2 - High

A software error is detected for a system module, which seriously impairs system operations, but does not render the entire system inoperable. Technical
Resources (in the form of personnel, and if necessary, applications) are assigned within four (4) hours. Resources will continue to work on the problem during normal business hours until the problem is resolved.

Priority Level 3 - Average

A minor problem, but of sufficient severity as to warrant correction, or a reasonable workaround, but does not render the entire system inoperable.
Technical Resources will continue to work on the problem during normal business hours, as such resources are available, and until the problem is resolved.

Priority Level 4 - Low

"Would likes" and lesser minor problems. Licensor reserves the right to determine "would like" relevance to the Licensed Software and the scheduling of the development and release of such items.

Licensor's Initials _______   page 9 of 10 pages   Licensee's Intitials _______

Exhibit 3 to Software License Agreement

               ELECTRONIC CLAIMS AND STATEMENTS SERVICES ADDENDUM

A.       ELECTRONIC CLAIMS AND STATEMENTS SERVICES
Subject to terms and conditions set forth below, Licensor agrees to provide and the Licensee agrees to purchase Electronic Claims and Electronic Statements
Services, with respect to the Licensed Programs for a period of two years after the Effective Date ("Processing Period"), such services shall be provided solely and exclusively by Licensor in the event Licensee or Licensee's clients or sublicensees using the Licensed Programs use any electronic claims or electronic statement processing services. Thereafter, Licensee reserves the right to purchase such services from providers other than Licensor. Licensor agrees to perform the following on behalf of Licensee or any Licensee's clients that are using the Licensed Programs during the Processing Period:

        o Provide for the submission and filing of Electronic Healthcare Claims out of the Licensed Programs. Where and when they are available, this will include Acknowledgement Reporting and Other Claim Related
          Electronic Transactions, which may include, but are not limited to,
          Insurance Eligibility Inquiry and Electronic Claims Status Checking.

        o Provide for the submission and mailing of Electronic Patient
          Statements out of the Licensed Programs. Where and when they are available, this will include Acknowledgement and Status Reporting.

        o Provide remote technical assistance and consultation to Licensee with respect to the use of Electronic Claims And Electronic Statements
          Services. Licensee will provide such support to its clients that are using the Licensed Programs.

B.       PRICING
Licensee shall pay Licensor for the Electronic Claims and Statements Services as
they are used by Licensee or Licensee's Clients relating to the Licensed
Programs. Licensee is able to charge different pricing to its clients using the
Licensed Programs and participating in these services. This pricing is subject to change with 60 day's written notice by Licensor to Licensee.

o Electronic Claims

        o A one time Enrollment Fee of $75.00 per Practice, where a Practice is defined as one or more healthcare providers practicing under one
          Federal Tax ID.

        o 45 cents for each Electronic Claim submitted, including each Paper
          Claim that is subsequently printed and submitted from the
          clearinghouse for non-electronic payors.

o Other Claim Related Electronic Transactions

        o Pricing will be determined at a later time, as these transactions may become available and requested by Licensee.

o Electronic Patient Statements

        o A one-time Postage Deposit of 50% of the estimated monthly statements anticipated to be processed on behalf of Licensee or Licensee's clients using the Licensed Programs. Such Postage Deposit may be adjusted from time to time, at the sole discretion of Licensor, in the event that monthly submissions of Electronic Statements increase or decrease significantly.

        o 65 cents for each Electronic Statement submitted.

C.       PAYMENTS

        o Licensee shall make all required payments relating to Electronic
          Claims, Other Claim Related Electronic Transactions and/or Electronic
          Statements, pursuant to monthly invoicing by Licensor, such that they are received by Licensor within 15 days of related invoicing. Any payments not made to Licensor when due shall accrue a financial interest fee of 18% APR, or the maximum amount allowable by law, whichever is least. If any of these required payments are not received within 30 days from Licensor's invoicing, Licensor may terminate the
          Electronic Claims or Statements Services, in its sole discretion.

Licensor's Initials _______   page 10 of 10 pages   Licensee's Intitials _______